EXHIBIT 99.1

FORM OF 2009 COMMON STOCK WARRANT AGREEMENT

THE WARRANT A REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, (THE “CALIFORNIA SECURITIES LAW”). THIS WARRANT A HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND THE SECURITIES LAW. THIS WARRANT A AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH THE CALIFORNIA SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED.

Warrant A to Purchase

Shares of

Common Stock

As Herein Described

WARRANT A TO PURCHASE COMMON STOCK OF

CYTODYN, INC.

This is to certify that, for value received, Jordan Naydenov, or a proper assignee (in case, the “Holder”), is entitled to purchase, subject to the provisions of this Warrant A, from CytoDyn, Inc (“CytoDyn”), at any time after 180 days from the date of the execution of the (Promissory Note) (the “Commencement Date”) to 5:00 p.m., California time, on the next business day five (5) years form the Commencement Date, (the “Expiration Date”) at which time this Warrant A shall expire and become void, one (1) share for each $1.00 invested, (“Warrant A Shares”) of Common Stock (the “Common Stock”) of CytoDyn, Inc., a Colorado corporation (the “Company”). This Warrant A shall be exercisable at One Dollar ($1.00) per share (the “Exercise Price”). The number of shares of Common Stock to be received upon exercise of this Warrant A and the Exercise price shall be adjusted from time to time as set forth below. This Warrant A also is subject to the following terms and conditions:

1. Exercise and Payment; Exchange.

(a) This Warrant A may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to CytoDyn, or at the office of any transfer agent designated by the Company, of (i) this Warrant A, (ii) the attached exercise form properly executed, and (iii) a certified or official bank check for the Exercise Price for the number of Warrant A Shares specified in the exercise form. If this Warrant A is exercised in part only, CytoDyn or the Company’s transfer agent shall, upon surrender of the Warrant A, execute and deliver a new Warrant A evidencing the rights of the Holder to purchase the remaining number of Warrant A Shares purchasable hereunder. Upon receipt by CytoDyn of this Warrant A in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant A Shares shall not then be actually delivered by the Holder.

(b) Conditions to Exercise or Exchange. The restrictions in Section 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant A permitted by this Section 1.

2. Reservation of Shares. CytoDyn shall, at all times until the expiration of this Warrant A, reserve for issuance and delivery upon exercise of this Warrant A the number of Warrant A Shares which shall be required for issuance and delivery upon exercise of this Warrant A.

3. Fractional Interests. CytoDyn shall not issue any fractional shares or script representing fractional shares upon the exercise or exchange of this Warrant A. With respect to any fraction of a share resulting from the exercise or exchange hereof, CytoDyn shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the current fair market value shall be the last reported sale price of the Common Stock on such exchange or NASDAQ on the last business day prior to the date of exercise of this Warrant A or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or NASDAQ;

(b) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on NASDAQ, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant A (i) by NASDAQ, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by CytoDyn in good faith.

4. No Rights as Shareholders. This Warrant A shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant A and are not enforceable against the Company except to the extent set forth herein.

5. Adjustments in Number and Exercise Prices of Warrant A Shares.

5.1 The number of shares of Common Stock for which this Warrant A may be exercised and the Exercise Prices therefor shall be subject to adjustments as follows:

(a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant A may be exercised shall be increased or reduced, as of the record date for such recapitalization in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the exercise price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant A Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

(b) If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant A may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant A Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

(c) If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant A on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant A may be exercised, or in the Exercise Price, by virtue of any such distribution.

(d) If the Company offers rights or warrants to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant A on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant A may be exercised, or in the Exercise Price, by virtue of any such distribution.

(e) If the event, as a result of which an adjustment is made under paragraph (a), (b), (c) or (d) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a), (b), (c) or (d) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant A, upon subsequent exercise of this Warrant A the Holder shall have the right to receive the same kind and number of shares of Common Stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant A immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant A. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder’s option exercise this Warrant A without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant A.

5.3 If the Company shall, at any time before the expiration of this Warrant A, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant A, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant A on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant A, the Holder may, at the Holder’s option, exercise this Warrant A without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

6. Notices to Holder. So long as this Warrant A shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, CytoDyn shall cause to be mailed to the Holder, at least thirty days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company’s shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

7. Transfer, Exercise, Exchange, Assignment or Loss of Warrant A, Warrant A Shares or Other Securities.

7.1 This Warrant A may be transferred, exercised, exchanged or assigned (“transferred”), in whole or in part, subject to the following restrictions. This Warrant A and the Warrant A Shares or any other securities (“Other Securities”) received upon exercise of this Warrant A shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the “Securities Act”), unless an exemption from registration is available. Until this Warrant A and the Warrant A Shares or Other Securities are so registered, this Warrant A and any certificate for Warrant A Shares or Other Securities issued or issuable upon exercise of this Warrant A shall contain a legend on the fact thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant A, the Warrant A Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant A, the Warrant A Shares or Other Securities may be transferred without such registration. This Warrant A and the Warrant A Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant A and the Warrant A Shares or Other Securities are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys’ fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant A or any Warrant A Shares or Other Securities.

7.2 Until this Warrant A, the Warrant A Shares or other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant A, the Warrant A Shares or other Securities that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee’s own account and not with a view to or for sale in connection with any distribution of the security.

7.3 Any transfer permitted hereunder shall be made by surrender of this Warrant A to CytoDyn or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant A, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, CytoDyn or Transfer Agent shall, without charge, execute and deliver a new Warrant A in the name of the transferee named in such transfer request, and this Warrant A promptly shall be cancelled.

7.4 Upon receipt by CytoDyn of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant A and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant A, CytoDyn will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant A of like tenor and date, any such lost, stolen or destroyed Warrant A thereupon shall become void.

8. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address set forth on the signature page below. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified below for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email to a party, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

9. Amendment. Any provision of this Warrant A may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

10. Governing Law. This Warrant A shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the CytoDyn and the Holder have executed this Warrant A as of             ,      2009.

HOLDER

/s/ Jordan Naydenov
Jordan Naydenov

CYTODYN

/s/ Allen D. Allen
Allen D. Allen, President & CEO
1511 3rd Street
Santa Fe, NM 87505

Annex A

[FORM OF EXERCISE]

(To be executed upon exercise of Warrant A)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant A Certificate, to purchase          (                ) shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of CytoDyn, Inc. the amount of $1.00 per share in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of                                          whose address is                                         . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant A Certificate representing the remaining balance of the shares of Common Stock be registered in the name of whose address is                                          and that such Warrant A Certificate be delivered to                                         , whose address is                                         .

Dated:
Signature:
(Signature must conform in all respects to name of holders as specified on the face of the Warrant A Certificate.)

(Insert Social Security or Taxpayer Identification Number of Holder.)